SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 6, 2004

Speaking Roses International, Inc.

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-22515 (Commission File Number)	20-0612376 (I.R.S. Employer Identification No.)

545 West 500 South
Bountiful, Utah 84010
(Address of principal executive offices)

(801) 677-7673
Registrant’s telephone number, including area code

N/A
Former Name or Former Address, if Changed Since Last Report

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Overview

Effective February 6, 2004, we acquired the business and assets of Speaking Roses, LLC ("SR"), an Idaho limited liability company that held, and licensed to third parties, proprietary technology for embossing flowers and floral products (the "Acquisition"). The Acquisition was part of a series of transactions that we completed on that date and which included a change in our corporate domicile from Nevada to Utah, a 16.859-for-1 reverse split of our outstanding shares, an increase in our authorized capital to 30,000,000 preferred shares and 70,000,000 common shares, the conversion of our outstanding preferred shares into common shares and the change of our name to "Speaking Roses International, Inc." (collectively, the "preliminary transactions"). Concurrently with the closing of the preliminary transactions, we acquired all of the business and assets of SR in exchange for 20,551,264 post-reverse split common shares, and issued an additional 1,237,500 post-reverse split common shares to 8 investors in a private placement (the "Private Placement"). The Private Placement and the Acquisition were each conditioned on the other transaction taking place, as well as the closing of the preliminary transactions. The shares issued to SR in the Acquisition and to the investors in the Private Placement represent, in the aggregate, approximately 95% of our outstanding shares.

In connection with the closing of the preliminary transactions, SR’s former management (and certain of its indirect owners) became our officers and directors. See "Our New Management", immediately below. In addition, in connection with the Acquisition, we issued SR approximately 89.7% of our outstanding voting securities. The extent of SR’s interest in our outstanding common shares provides it with significant control over our business and operations, including the right to elect our board of directors. For more information regarding the preliminary transactions, the private placement and the Acquisition, see our Information Statement on Schedule 14C dated December 23, 2003, and our current reports on Form 8-K dated February 5, 2004, and February 13, 2004.

References in this report, unless the context otherwise requires, to "us", "our" and "we" are references to Speaking Roses International, Inc. (formerly known as Millennium Electronics, Inc.) If this report contains references to any trademarks, those trademarks are the properties of their registered or common law owners.

Our New Management

We effected the preliminary transactions by merging into a wholly-owned subsidiary corporation that we formed in the State of Utah for that purpose. The corporation we merged into, Speaking Roses International, Inc., was the survivor in the merger, and under the terms of the agreement governing the terms of the transaction, the officers and directors of Speaking Roses International, Inc. remained as the officers and directors of the merged, surviving entity. Those officers and directors were the persons who formerly held management positions with SR. None of the persons who acted as our officers or directors before the merger retained management positions with us after the merger.

Our current directors and officers, and their respective ages and biographical information, are presented below. Except as otherwise noted, there are no family relationships between or among any of our officers or directors:

Name	Age	Position
Blaine Harris	65	CEO/President/Chairman of the Board
Rene Rodriguez	31	Chief Operating Officer/Director
Kenneth D. Redding	42	Executive Vice President
Roland N. Walker	48	Director
Terrell ("Ted") Lassetter	73	Director
Robert E. Warfield	63	Director

Blaine Harris, Chief Executive Officer, President and Chairman. Mr. Harris joined SR in March 2003 and is its sole manager and chief executive officer. Before joining SR, Mr. Harris was the Chief Executive Officer of TFL, a personal money management education and training company. Mr. Harris has significant experience in developing businesses, particularly in the areas of franchising, retailing, technology and real estate development, and is the Chief Executive Officer and part owner of a real estate franchising firm that was awarded the Real Estate Franchise of the Year award by Inc. Magazine. Mr. Harris is also the author of books on money management discipline. Mr. Harris is an alumnus of Idaho State University, where he majored in economics and business management.

Rene Rodriguez, Chief Operating Officer and Director. Mr. Rodriguez is one of the founders of SR and has acted as its Chief Operating Officer since 2001. Between 1999 and 2001, Mr. Rodriguez developed the floral embossing technology that we acquired from SR. Between 1991 and 1999, Mr. Rodriguez owned and operated a number of businesses in Santiago Chile, including Sociedad Distribuidora y Comercialiadora Rodriguez y Marchant Limitada, a group of related wholesale and retail companies for which he acted as general manager. Mr. Rodriguez was responsible for all administrative and distribution operations for those companies. Mr. Rodriguez obtained an International Business Administration Degree from International Business School in Santiago, Chile, and Business Administration and Marketing Degrees from Inacap University in Temuco, Chile.

Kenneth D. Redding, Executive Vice President. Mr. Redding previously acted as the Executive Vice President of SR, a position he held from July 2003 until the Acquisition. Before joining SR, Mr. Redding was the President of TFL. Mr. Redding has significant experience in business development, management, sales and marketing, and has owned and operated several successful businesses. Mr. Redding is Mr. Harris’ son-in-law. Mr. Redding is an alumnus of Sacramento State University and anticipates completing his bachelors degree in business and marketing in 2004.

Roland N. Walker, Director. Mr. Walker is one of the founders of SR. Mr. Walker currently serves in a variety of management and executive positions, primarily relating to his agricultural and real estate development operations in Idaho. Mr. Walker’s agricultural operations include extensive potato and livestock operations, and his real estate developments include upscale housing developments, multi-use professional and retail developments, and a professional building management company. Mr. Walker is also the president of a private holding company for airplanes used for personal business, an officer of an officer furniture company, an officer of a wholesale/retail video operation, and a director of an electrical supply wholesaler. Mr. Walker is an alumnus of Brigham Young University, where he majored in marketing and communications.

Terrell A. Lassetter, Director. Mr. Lassetter has been a business consultant since 1987. Between 1953 and 1987, Mr. Lassetter was employed by International Business Machines Corporation (IBM), where he held various engineering and executive management positions. Between 1965 and 1997, Mr. Lassetter was an executive with IBM WorldTrade Corp., where he managed a number of IBM manufacturing plants outside the United States. Between 1977 and 1987, Mr. Lassetter managed the Lexington operations of IBM, which subsequently became Lexmark Corporation. Mr. Lassetter obtained his Master of Science in Electrical Engineering from the University of Kentucky and his Bachelor of Science in Electrical Engineering from the University of Tennessee.

Robert E. Warfield, Director. Between 1975 and 2003, Mr. Warfield was the regional manager for Moore Warfield and Glick Realtors. Mr. Warfield is also a certified residential broker, with over 35 years of experience in sales, management and real estate activities, and is the past president of the Greater Ocean City Board of Realtors and a member of the directors of Atlantic General Hospital and the Ocean City Golf and Yacht Club. Mr. Warfield is currently the Executive Vice President of Caldwell Banker Residential Brokerage. Mr. Warfield holds a Bachelor’s Degree in Economics from Western Maryland College, which he obtained in 1962.

Structure of our Board of Directors

At each annual meeting of our shareholders, our directors are elected and hold office for a term expiring at the annual meeting of our shareholders held the next succeeding year, or until their earlier resignation or removal. Our Articles of Incorporation provide for limitations on the monetary liability of our directors to us and to our shareholders. See the section entitled "Indemnification of Officers and Directors", below.

Executive Compensation

During the fiscal years ended December 31, 2000, 2001, 2002 and 2003, we did not pay any compensation to our executive officers or directors. We also did not grant our management any options or other rights to acquire our equity securities.

Our Chief Executive officer’s salary will be $150,000 in 2004, prorated for the date of the Acquisition. He will also receive reimbursement of medical premium costs of approximately $500 per month. The salary amounts are in addition to any amounts we may pay our Chief Executive Officer in repayment of the amounts he previously loaned SR and which we assumed the obligation to pay under the terms of the Acquisition. See "Certain Relationships and Related Transactions", below. Our Chief Executive Officer and other named executive officers will be entitled to receive reimbursement of expenses they incur in the discharge of their duties.

We have no named executive officers other than our Chief Executive Officer who earns in excess of $100,000 annually, and we have not adopted any bonus, stock or other incentive compensation plan. We do not maintain any 401(k), retirement, deferred compensation or similar program for our named executive officers.

Director Compensation

Our directors do not receive cash compensation for serving on our board of directors (or any committee of our board of directors), or for any other services they provide us in their capacity as directors. Our directors are, however, entitled to reimbursement for expenses they incur in connection with attending board or committee meetings.

Employment Agreements

We have not entered into written employment contracts with any of our named executive officers.

Certain Relationships and Related Transactions

In 2000 and 2001, we issued shares of our Series B Preferred Stock to nine subscribers, including a company owned by Douglas P. Morris, who then served as our president, and Mark Sherman, who then served as our secretary. All of the shares of Series B Preferred Stock were converted into common shares in connection with the consummation of the transactions described in this current report. See our Information Statement on Schedule 14C for additional information regarding the conversion of those shares.

Prior to the closing of the transactions described in this current report, SR required additional capital in the amount of $100,000. Those funds were necessary for SR’s continuing operations prior to the time the transactions described in this report could be consummated by the parties. Douglas Morris, who then acted as our president, agreed to invest $100,000 directly in SR in order to provide that working capital. As a result of his investment, Mr. Morris became an owner of a 4.8659% membership interest in SR which, based on his interest in SR, represents an indirect interest in 1,000,000 of the 20,551,264 common shares we issued to SR when we acquired its business operations.

Under the terms of the agreement that governed our acquisition of SR’s assets (the "Contribution Agreement"), Mr. Morris agreed to join with us in certain of our indemnification obligations, up to an aggregate personal liability of $200,000. The Contribution Agreement was previously filed with the Commission as an exhibit to our current report on Form 8-K dated February 5, 2004.

Roland N. Walker, a manager and a member of one of SR’s members and one of our directors, made loans to SR in the amount of $500,000. We assumed SR’s obligations to repay those loans in connection with the Acquisition. Under the terms of the Contribution Agreement, we agreed to repay those loans (subject to certain conditions) from proceeds of sales of our securities in the Private Placement.

Blaine Harris, who is the manager and a member of one of SR's member, is also the manager of SR, and who further acts as our Chief Executive Officer, President and the Chairman of our Board of Directors, made loans to SR totaling $250,000. We assumed SR's obligations to repay those loans in connection with our acquisition of SR’s assets. Under the terms of the Contribution Agreement, we agreed to repay those loans (subject to certain limitations) from proceeds of sales of our securities in the Private Placement.

Stock Ownership of Management and Certain Stockholders

The following table sets forth information regarding the beneficial ownership of our common shares after the consummation of the transactions which are the subject of this current report by (i) each person who owns more than 5% of our outstanding common shares, (ii) by each person who is one of our executive officers or directors, and (iii) by all of our executive officers and directors as a group. The percentages shown are based on a total of 23,024,971 outstanding common shares as of the date of this current report (including the 20,551,264 shares issued to SR in the Acquisition and the 1,237,500 common shares issued to the investors in the Private Placement, and including approximately 119,000 common shares currently earned but not yet issued to the placement agent in the Private Placement):

Person or Entity	Common Shares(1)	Percentage
Speaking Roses, LLC

Signature Flowers, LLC (2)

Family Properties (3)

Blaine Harris(4)

Roland N. Walker(5)

Rene Rodriguez(6)

Terrell A. Lassetter(7)

Robert E. Warfield(8)

Kenneth D. Redding(9)

Douglas P. Morris(10)

All officers and directors as a group(11)

	20,551,264 20,551,264 20,551,264 20,551,264 20,551,264 20,551,264 20,551,264 20,551,264 20,551,264 20,642,179 20,551,264	89.3% 89.3% 89.3% 89.3% 89.3% 89.3% 89.3% 89.3% 89.3% 89.7% 89.3%

(1) The inclusion of any shares as "beneficially owned" for purposes of the reporting position of a person in this report does not constitute an admission of beneficial ownership (which has a broad definition under the securities laws) of those shares. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares listed. Under securities laws, beneficial ownership includes ownership of any shares issuable on exercise of stock options or warrants held by that person and that are currently exercisable or they become exercisable within 60 days thereafter. As of the date hereof, we do not have any outstanding stock options or warrants.

(2) Signature Flowers, LLC is a 34.6% non-manager member of SR, which holds more than 5% of our outstanding common shares. Signature Flowers, LLC disclaims beneficial ownership of the 20,551,264 common shares held by SR, except to the extent of its pecuniary interest in such shares.

(3) Family Properties, LLC is a 34.1% non-manager member of SR, which holds more than 5% of our outstanding common shares. Family Properties, LLC disclaims beneficial ownership of the 20,551,264 common shares held by SR, except to the extent of its pecuniary interest in such shares.

(4) Mr. Harris is the manager of SR, and the manager and 51.4% member of Signature Flowers, LLC, a limited liability company that holds a 34.6% interest in SR. Mr. Harris disclaims beneficial interest in the 20,551,264 shares held by SR, except to the extent of his pecuniary interest in such shares.

(5) Mr. Walker is the manager and 75.7% member of Family Properties, LLC, a limited liability company that holds a 34.1% non-manager interest in SR. Mr. Walker disclaims beneficial interest in the 20,551,264 shares held by SR, except to the extent of his pecuniary interest in such shares.

(6) Mr. Rodriguez is a 26.4% non-manager member of SR. Mr. Rodriguez disclaims beneficial interest in the 20,551,264 shares held by SR, except to the extent of his pecuniary interest in such shares.

(7) Mr. Lassetter is a 9.0% non-manager member of Signature Flowers, LLC, which is a 34.6% non-manager member of SR. Mr. Lassetter disclaims beneficial ownership of SR’s 20,551,264 shares except to the extent of his pecuniary interest in such shares.

(8) Mr. Warfield is a 6.9% non-manager member of Signature Flowers, LLC, which is a 34.6% non-manager member of SR. Mr. Warfield disclaims beneficial ownership of SR’s 20,551,264 shares except to the extent of his pecuniary interest in such shares.

(9) Mr. Redding is a 1.4% non-manager member of Signature Flowers, LLC, which is a 34.6% non-manager member of SR. Mr. Redding disclaims beneficial ownership of SR’s 20,551,264 shares except to the extent of his pecuniary interest in such shares.

(10) Includes 61,085 shares held by Mr. Morris individually or through entities over which he has management control. Mr. Morris does not disclaim beneficial interest in those shares. Mr. Morris is a 4.9% non-manager member of SR. Mr. Morris disclaims beneficial interest in the 20,551,264 common shares held by SR, except to the extent of his pecuniary interest in such shares.

(11) Assumes the matters set forth in footnotes 4 through 7.

Recent Sales of Unregistered Securities.

In connection with the preliminary transactions, the holders of our 30,500 outstanding shares of Series B Convertible Preferred Stock and 100,000 outstanding shares of Series C Convertible Preferred Stock converted those securities into common shares. The Series B Preferred Stock was convertible into common shares at the rate of 200 common shares for each share of Series B Preferred Stock, and the Series C Preferred Stock was convertible into common shares at the rate of 50 common shares for each share of Series C Preferred Stock. In connection with the conversion of the Series C Preferred Stock, we also issued common shares to the holders of the Series C Preferred Stock as payment in full of accrued but unpaid dividends. The number of shares issued to the holders of the Series C Preferred Stock in connection with the payment of the dividends was based on a price per common share of $.04, as required under the terms of our agreements with those holders. As a result of the conversions, the holders of the preferred stock received a total of 12,956,250 common shares (including 1,856,250 common shares as payment of the accrued but unpaid dividends). Accordingly, immediately before the 16.859-for-1 reverse split of our outstanding common shares that was effected as part of the preliminary transactions, we had 18,832,381 common shares outstanding. After application of the reverse split, those shares became approximately 1,117,027 common shares (subject to adjustment to avoid the issuance of fractional shares resulting from the reverse split).

In the Acquisition, which occurred immediately following the consummation of the preliminary transactions, we issued 20,551,264 post-reverse split common shares to SR. In addition, in connection with the Private Placement, we issued eight accredited investors a total of 1,237,500 common shares at a purchase price of $1 per share. The Private Placement was for a minimum of 400,000 shares and for a maximum of 4,000,000 shares. We are also obligated to issue common shares to the registered broker/dealer that acts as placement agent in the Private Placement upon the completion of the placement. Assuming the placement of all of the shares in the Private Placement, the placement agent would be entitled to receive up to 400,000 common shares. This report does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to buy, common shares in the Private Placement.

We believe that the issuance of the securities set forth above were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of that act. SR was the sole purchaser in the Acquisition and, with respect to the Private Placement, each of the investors either qualified as an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or is a non-accredited investor, but who, either alone or with a purchaser representative, has such knowledge and experience of financial and business matters that he is capable of evaluating the merits and risks of investing in our securities. In the Private Placement, each of the investors was required to meet certain suitability standards set forth in an investor qualification questionnaire, and in both the Acquisition and the Private Placement, each of the investors represented that he or it was acquiring the common shares for investment and without a view to their distribution in violation of the federal or state securities laws, and that he or it understood that the common shares were being sold in reliance upon exemptions from registration under the federal and state securities laws and that they were, therefore, "restricted securities" subject to significant restrictions on transfer. Each of the certificates evidencing the securities issued in the Acquisition and the Private Placement bear standard restrictive legends.

Submission of Matters to a Vote of Our Security Holders.

Prior to the consummation of the Acquisition, the Private Placement and the preliminary transactions, we obtained written consents from the holders of the majority of our outstanding common shares (on an as-converted to common share basis with respect to our outstanding Series B Preferred Stock and Series C Preferred Stock). Based on a total of 16,976,131 outstanding votes as of the date of the approvals, shareholders holding a total of 11,129,830 votes voted in favor of the preliminary transactions through those written consents. The specific proposals approved by the shareholders by written consent included the proposals to change our name to Speaking Roses International, Inc., to change our domicile from the State of Nevada to the State of Utah through a reincorporation merger, to increase the number of our authorized shares from 25,000,000 common shares to 70,000,000 common shares and from 5,000,000 preferred shares to 30,000,000 preferred shares, and to effect the 16.859-for-1 reverse split through the reincorporation merger.

We obtained the approvals described above by written consent in order to avoid the costs and management time required to hold a special meeting of our shareholders.

On December 12, 2003, we filed an preliminary Information Statement on Schedule 14C with the Commission relating to the proposals, and filed the definitive Information Statement on Schedule 14C with the Commission on December 23, 2003. The closing of the transactions occurred on February 6, 2004, more than 20 days after the mailing of the definitive Information Statement. For more information regarding the proposals and the consent approvals, see our Information Statement on Schedule 14C dated December 23, 2004.

Summary of Utah Corporate Law and Articles of Incorporation

As part of the preliminary transactions, we changed our state of incorporation from Nevada to Utah and, in that process, adopted articles of incorporation which provide for authorized capital of 100,000,000 shares, par value $.001 per share, of which 70,000,000 shares are designated as common shares and 30,000,000 shares are designated as preferred shares.

The following information sets forth some of the principal provisions of the Utah Revised Business Corporations Act, which now govern our operation, and our articles of incorporation:

Common Shares

Voting Rights. Each holder of our common shares is entitled to one vote per share and will be entitled to vote on all matters submitted to our shareholders for consideration, including the election of directors. Holders of common shares do not have cumulative voting rights when electing directors. At shareholder meetings, a quorum will be present if a majority of the issued and outstanding shares entitled to vote are present in person or by proxy. The affirmative vote of a majority of the shares present at any meeting where a quorum is present is required for approval of matters submitted to the shareholders, unless a higher number is required by law.

Holders of our common shares are entitled to received dividends, as and when declared by our board of directors. We will be able to pay dividends in cash, property or common shares. As described below, our common shareholders’ right to receive dividends may be subject to any superior rights provided to the holders of our preferred shares.

Preemption, Conversion, Redemption and Sinking Funds. The holders of our common shares do not have preemptive rights or conversion rights. Our common shares are not subject to any redemption or sinking fund provisions, and are not liable to further call or assessment.

Liquidation Rights. Upon liquidation, the holders of our common shares are entitled, subject to rights of any holders of preferred shares outstanding, to share ratably in any assets available for distribution.

Preferred Shares

Utah law allows a corporation to grant its board of directors, without shareholder action, the right to amend the articles of incorporation to designate the rights, preferences and privileges of the corporation’s preferred shares. Our articles grant our board of directors that right.

Our board of directors has the right to create one or more series of preferred shares, fix the number of shares in each series, and designate, in whole or in part, the preferences, limitations and relative rights of those series. Our board of directors is also authorized to alter or revoke the preferences, limitations and relative rights granted to any unissued class of shares or any unissued series of any class of shares, or (subject to certain limitations) to increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series.

Although we have no present intention of issuing preferred shares, the issuance of those shares, or the issuance of rights to purchase those shares, could be used to discourage an unsolicited acquisition proposal by third parties. For example, the issuance of a series of preferred shares might impede a business combination by including a class voting right that would allow the holders of the shares in question to block that type of transaction, or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of our shareholders. In addition, under certain circumstances, the issuance of preferred shares could adversely effect the voting power of the holders of our common shares.

Although our board of directors is required to make any determination to issue preferred shares based on its judgment as to the best interests of our shareholders, they could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of our shareholders might believe to be in their best interests, or in which our shareholders might receive a premium for their shares over the then-market price of their securities. Our board of directors does not, at present, intend to seek shareholder approval prior to the issuance of any of our authorized shares, including preferred shares.

Indemnification of Officers and Directors

Our Articles of Incorporation limit the personal liability of our directors and officers for monetary damages to the maximum extent permitted by Utah law. The principal exceptions to that limitation relate to liability arising from improper benefits received by the director, liability for intentional infliction of harm on us or our shareholders and liability arising from improper corporate distributions. Utah law also permits corporations to indemnify any current or former directors, officers, employee or agents of a corporation if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Both our Articles of Incorporation and our bylaws provide that our officers and directors are to be indemnified by us to the maximum extent permitted by law. Indemnification is conditioned, however, on the person acting in good faith with the belief his conduct was in our best interests (and in criminal cases, that the person have no reason to believe his conduct was unlawful). We are required to indemnify our officers and directors if the person furnishes us with a written statement saying he met the conditions described in the preceding sentence, he gives us a written undertaking to repay any amounts we advance on his behalf if he is found to have not met those standards and our board finds that we are not otherwise precluded from making the indemnification. Our organizational documents also require us to advance expenses to our officers, directors and employees in connection with any action, suit or proceeding (civil or criminal) to which those persons are made a party by reason of their being a director, officer or employee.

These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our shareholders or management from bringing a lawsuit against our directors for breach of their fiduciary duty of care, even though the action, if successful, might otherwise have benefited us and our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 Act may be permitted to our directors and officers, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We are not involved in any litigation or proceeding involving any of our directors, officers, employees or agents where indemnification (or advancement of expenses) by us would be required or permitted.

Removal of Directors

Utah law provides for removal of directors by the holders of at least a majority of the outstanding voting power of the corporation.

Right of Inspection

Utah allows all stockholders, subject to certain notice and purpose requirements, to inspect financial and accounting records, minutes of meetings of the board and shareholders, shareholder lists, organizational documents and certain state filings.

Rights of Appraisal

Utah law provides for dissenter’s rights for mergers, share exchanges, the sale, lease, exchange or other disposition of all or substantially all of the property of the corporation, or for actions taken by shareholder vote to the extent the articles of incorporation or bylaws establish dissenters rights. Our articles and bylaws do not provide for any special dissenter’s rights.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The Acquisition

Effective February 6, 2004, we closed the transactions described in Item 1, and, in connection with those closings, acquired all of SR’s business and assets in the Acquisition. We intend to utilize those assets in our ongoing business operations.

Business Overview

SR has developed, and we acquired in the Acquisition, proprietary technology used to emboss flowers and other floral products. The technology has been licensed to large wholesale flower concerns, chain stores, retail florists, nationally recognized floral fulfillment centers and large corporate event planners. The technology allows consumers to personalize floral arrangements using standardized or unique messages, logos, trademarks and pictures. We intend to continue to license the technology and the equipment used for the embossing process to third parties.

The license arrangements we acquired in the Acquisition include wholesale license arrangements with large wholesalers that have contracts to service nearly 3,000 Albertsons, Kroger, Sam’s Club and Publix stores, retail license arrangements with over 120 retail floral businesses and strategic relationships with several internet-based specialty gift sellers, including FTD.com, GiftTree.com and Roses.com. We also acquired SR’s approved product supplier status with FTD, Inc., which has over 22,000 retail florist members.

We believe the embossing process provides florists and specialty gift promoters with the ability to combine traditional floral arrangements with personalized written emotional expressions, in effect allowing consumers to combine a card and flowers into one purchased product. We believe this combined product is one of the first true innovations in the floral industry in the past fifty years.

Industry Overview

Americans spend approximately $7.5 billion dollars a year on cut flowers, which works out to be approximately $28 per person. The cut flower industry in the United States has grown annually by approximately 5% over the past 10 years.

The floral industry in the United States is extremely fragmented. There are approximately thirty thousand retail operations that sell cut flowers directly to the public. These retail operations are supported by several hundred wholesale operations that service between one and several hundred retail operations. In addition to these retail and wholesale operations, there are a number of significant chain store, or "mass market," operations and, in recent years, internet distributors have developed that sell flowers on both a retail and wholesale basis. There are also a number of specialty distribution channels within the industry, including "fulfillment centers" which provide flowers on a wholesale basis to retailers, mass marketers and internet sales operations and corporate event planners.

In recent years, there has been a growing trend away from small retail operations within the industry and toward large wholesale or mass market operations. Many industry analysts believe this trend has been encouraged by the increased number of internet floral sales operations, which use large fulfillment centers to produce and ship floral arrangements directly to consumers.

In Europe, the floral industry is slightly different. There, small retail operations still represent a substantially larger portion of the entire industry, reflecting Europeans’ attitude toward the use of the "corner florist."

The floral industry is subject to significant seasonal changes in demand. Floral revenues and operating results tend to be lower for the quarter that ends on September 30, since none of the most popular floral holidays, which include Valentines Day, Easter, Mother’s Day, Thanksgiving and Christmas, falls within that quarter. In addition, the popular floral holiday of Easter sometimes falls within the quarter that ends on March 31, and sometimes falls within a quarter that ends on June 30.

The floral industry is also characterized by import sales. Approximately 70% of the fresh cut flowers that are sold in the United States are imported from foreign countries, with Colombia accounting for more than half of that amount. Ecuador, the European Union and, to a lesser extent, Mexico, Canada and Costa Rica, also provide significant portions of the imported flowers. Of the flowers that are grown within the United States, over two-thirds are grown in the State of California, with the balance coming primarily from Florida, Hawaii, Washington, Oregon and Michigan.

Romance	Birthday	Wishes

I Love You	Happy Birthday	Congratulations
For My Lovely Wife	50 and Looking Good	Happy Anniversary
I Need You	Sweet Sixteen	Thinking of You
I’m Waiting for You	Happy Birthday Baby	You’re the Best
You’re One in a Million	Happy Birthday Dad	Get Well Soon
Together Forever	Happy Birthday Mom	I’m Very Sorry
Eternally Yours	Happy Birthday Sis	Please Forgive Me
We’re Made for Each Other	Happy Birthday Brother	Beloved Mom
Will You Marry Me?	Happy Birthday	Beloved Son
With All My Love	Sweetheart	Beloved Daughter
You’re the Only One for Me	Have a Great B-Day	Success!
You’re So Beautiful
You’re So Special

The embossing process uses equipment that employs unique ink, embossing pad and engraving platform configurations. The first generation of the equipment was semi-automatic and produced nearly 3000 embossed flowers in a standard work shift. SR increased the throughput of the equipment and fully automated it prior to the Acquisition, and the second generation equipment now allows operators to produce more than 9,600 embossed flowers during a standard work shift.

Our licensees can choose from one of two different equipment packages. The first package, which we refer to as the "Designer Package," allows licensees to emboss any of the standardized phrases, logos and trademarks on floral products, as well as process custom embossing orders using engraved plates produced at our offices for the licensee with 48 hours’ notice. That package does not include engraving capabilities. The second package, the "Designer Elite" package, contains an engraving platform which allows licensees to engrave and emboss custom designs in-house. In addition, licensees of the Designer Elite package can have us engrave plates for custom embossing orders using a unique database and computer system that we have developed. That system allows us to remotely control the operation of the licensee’s engraving system to produce the custom engraved plate for the embossing at the licensee’s location and in only a matter of minutes. We charge additional amounts for remote and company-produced custom embossing plates.

The embossing process uses materials, such as pads and ink, that are specially formulated for our equipment. We control the quality of those materials, and under the terms of a typical license agreements our licensees are required to purchase those items from us for use with the equipment.

Our embossing equipment is manufactured by two manufacturers. Our contracts with our manufactures are "requirements" contracts, under which each manufacturer is obligated to manufacture the embossing equipment in sufficient quantities to meet our demands for it.

Under the terms of our standard licensing agreements, we lease the equipment to licensees for an initial fee and for monthly fees during the license term. Those amounts cover both the lease of the equipment and service to maintain it.

Quality Assurance

One of our principal business objectives is to insure the quality of the floral products embossed using our technology. To insure that quality, we target significant players within the floral industry that have a reputation for outstanding floral arrangements and for providing their customers with satisfaction guarantees. We have identified, and intend to pursue licensing arrangements with, approximately 100 such wholesalers that cover approximately 250 large metropolitan areas.

In addition, our licensing arrangements require our licensees generally to process orders within twenty-four hours and to adhere to our embossing, materials, shipping and packaging standards. Under the terms of our typical license agreement, we are entitled to enforce the licensee’s adherence to, and compliance with, those quality assurance standards for purposes of maintaining and protecting the reputation and good will associated with our embossing process. If the licensee violates the terms of those quality assurance standards, we would be entitled to terminate our license relationship with that licensee.

Our Business Model

We have adopted a business plan that is designed to shift the production, inventory, sales and shipping functions of processing floral embossing orders to our strategic partners and licensees. Under that business model, we typically enter into licensing arrangements that require third parties to acquire from us all of the equipment and materials necessary to produce the embossed floral products. Those licensees then act as our license agents to process orders we receive through our website (and the other websites with which we have relationships) or from retailers and other wholesalers. Those licensees also process orders they generate through their relationships with mass marketers, event planners, other wholesalers and retailers.

Under our typical licensing arrangement, our licensees are obligated to provide all of the materials, services and products necessary for processing an embossed floral order, such as the flowers, packaging and shipping materials, and to arrange for the embossed floral products to be delivered no later than by next-day delivery. The licensees receive a set fee (on a per stem basis) for performing those services, and we retain the balance of the purchase price for the embossed flowers. We retain the right to set the retail price for the embossed product. We believe this practice provides us with greater flexibility and control over the amounts we ultimately receive for each embossed flower and limits the ability of licensees to "cannibalize" sales prices to gain market share.

We believe our business model minimizes our operating costs while increasing our potential for profits. Our business model also shifts the business risk associated with the floral inventory and labor (two of the largest costs of processing floral arrangement orders) to our licensees. In addition, unlike a number of other floral industry competitors, such as FTD.com, that operate in only a limited number of distribution channels, we have developed, and intend to continue to develop, strategic relationships in each of the floral industry’s primary distribution channels. By entering into strategic relationships with significant players in each of those channels, we believe we will be able to minimize the business risks we would otherwise incur by limiting the distribution channels in which we operate.

Marketing and Promotion

Prior to the Acquisition, SR exhibited its embossed floral products at a number of trade shows. The first national trade show that SR attended was in June 2003, and it recently attended other shows in Florida, New York and other states.

Beginning in January 2003, SR began placing full page advertisements on a monthly basis in key trade magazines, including Floral Review (which reaches more than 90% of all retail and wholesale florists) and Superfloral Retailing (which reaches more than 90% of all grocery store floral departments, produce managers and merchandisers). That campaign continued through the end of 2003. In August 2003, SR also placed 6-page brochure advertisements in both Superfloral Retailing and Floral Review as center inserts.

We believe we have generated significant awareness of our embossing process within the floral industry, but we intend to build on that awareness by engaging in additional marketing efforts both within and outside the industry. We plan to implement targeted television, radio and print advertising campaigns focused on increasing consumer awareness of the embossing process and the fact that we have licensed it to third parties. We are in the process of developing a series of television advertising spots based on real life experiences with our embossed flower products. We intend to air these advertisements on local television stations in new wholesale areas that we open.

We have also designed a series of print advertisements for inserts in local trade and news publications and will use some print campaign materials that SR developed and used prior to the Acquisition. For example, SR recently ran advertisements in the Chicago Tribune and the Chicago Sun Times regarding the availability of both standard and personalized embossed floral products at Jewel-Osco floral departments.

Our local advertising and promotional campaigns will also include themed products for each month of the year and for selected holidays. For example, our theme for September was "life is a special occasion", and featured red and white roses with gold embossing with standard phrases such as "I Love You", "Just Because", "Congratulations", and "Thank You".

We have also entered into affinity programs with a variety of companies, including FTD.com, Roses.com, Flowers.com, Gift Tree.com and Taylor Corp. These programs involve monthly statement inserts, e-mails and catalogs that market embossed floral products to customers and often offer discounts or awards for purchases of those products.

Strategic Relationships and Material Contracts

Prior to the Acquisition, SR entered into a number of contractual arrangements. We assumed those contracts in the Acquisition. These arrangements include the following:

Wholesale and Fulfillment Licenses – We have entered into wholesale licensing and fulfillment contracts with a number of third parties. Under the terms of the wholesale contracts, those parties act as licensees for us in specific geographic locations to produce embossed floral products for sale to parties other than end users. In the case of the fulfillment contracts, those parties process orders that we or other parties receive for embossed floral products.

These agreements typically have initial terms of less than 5 years, provide for renewal terms (usually on a yearly basis), and have outside expiration dates ranging from 10 to 20 years. We are permitted to terminate the contracts prior to their expiration if the other party breaches its obligations under the agreement. The agreements typically provide for either a sharing arrangement, where we share the difference between the sales price of embossed products that the other party produces and the verifiable costs of those products, or require the other party to pay us a fee for each flower stem produced under the contract.

In general, each of the wholesaler or fulfillment parties are required to lease from us the equipment necessary to emboss the floral products. The title to the equipment, however, remains with us.

Typical of our fulfillment contracts is our agreement with USA Bouquet, Inc. USA Bouquet has agreed to act as our nationwide fulfillment agent and wholesaler licensee, although we can engage other geographically located wholesale licensees to act as our fulfillment agents. USA Bouquet is a wholesale floral business with production facilities in Miami, Atlanta and Chicago and is one of the larger importer/distributors in the floral industry. USA Bouquet ships over 1.5 million cases of unprinted flowers per year, and has a staff that fluctuates from 450 to over 1000 at peak seasonal times. USA Bouquet has significant relationships with a number of the larger mass marketers in the floral industry, including Kroger, Walmart and Sam’s Club, as well as FTD and FTD.com.

Typical of our wholesale license agreement is our agreement with Kennicott Brothers Company. Under that agreement, Kennicott acts as our exclusive licensee for wholesale distribution to certain third parties, including a number of Albertson’s and Jewel-Osco stores in the Midwest. The Kennicott license becomes non-exclusive if Kennicott fails to comply with certain delivery requirements or if refunds, replacements or reshipments of embossed floral products exceeds a certain percentage of the total dollar amount of the orders sold under the agreement.

Master Area Services Agreements – Under our master area license agreements, we contract with third parties to act as our administrative agent and to assist us in enforcing the terms of our area license agreements, wholesaler license agreements, retailer license agreement and sublicense agreement within a particular geographic area. The master area license agreement does not typically grant the licensee the right to produce embossed floral products using our technology, but only to act as our administrative agent for processing orders, improving efficiencies, and developing marketing tools and administrative procedures specific to the geographic area over which the agreement is granted. The master area licensee is also required to assist us in any audits that we conduct of our licensees or sublicensees within the geographic area and otherwise protect our rights under our contracts with our third party licensees in the area.

The master area services agreements generally have initial and renewal terms of 3 years, and the initial term and the renewal terms are typically subject to the servicing agent providing us with a business plan for the geographic area covered by the agreement. The masters services agreements typically expire on the 20th anniversary of their affective date. The master area licensee typically receives an administrative fee for its services based on a percentage of the amounts collected in the service area governed by the services agreement.

Area License and Equipment Lease Agreements –We have entered into area license and equipment lease agreements for the Republic of Chile, Canada, Australia and Hong Kong, and we are negotiating area license arrangements with parties in several other countries.

Under the area agreements, the area licensees have the right to use the embossing process on an exclusive basis to make, use and sell embossed products within the areas covered by those agreements. The agreements provide the licensees with a right to sublicense their rights under the agreement on a wholesale or retail basis, and with respect to all or a portion of the territory covered by the area agreement. Sublicenses are required to be in a form that we approve and, among other things, must obligate the sublicensee to be bound by the terms of the area license agreement.

The area license agreements require each of the licensees and their sublicensees to lease embossing equipment from us. The area licensees and sublicensees are required to pay an upfront fee for the equipment, as well as monthly charges. The area license agreements also require the licensees to pay us an initial license fee, plus a monthly license fee that is based on the greater of a certain dollar amount or a certain percentage of the licensee’s gross revenues from the exploitation of the area license.

We can terminate an area license agreement if the licensee breaches its obligations under the agreement. If the agreement is terminated, and unless we otherwise agree to assume the licensee’s contractual obligations with any sublicensee, the rights of the sublicensees also terminate.

Retail Florist Agreements –We have created standardized contracts for our retail direct arrangements. Participating florists in the direct program are entitled to order and sell our personalized embossed flowers. We have accepted applications and issued registration codes to over 100 florists under our direct program.

We have also entered into licensing arrangements with over a dozen retail florists. Under these agreements, we lease equipment to the participating florists and grant them a license to our embossing process.

Merchant Banking Relationships – We have entered into merchant banking relationships with American Express, Discovery, Master Card and Visa to process our credit card and other banking charges. Those charges primarily relate to orders for embossed floral products that we receive over our website or orders that we process for third party licensees. Our licensees also rely on merchant banking relationships to process credit card and other charges relating to orders that they take under their own processing systems.

The merchant banking relationships are generally terminable by us at any time, and can be terminated by the merchant bank under certain circumstances, including if the total number of "charge-backs" or disputed charges for credit card or other banking charges exceeds a certain amount.

Intellectual Property

Prior to the Acquisition, Speaking Roses filed four patent applications in the United States and two applications in foreign jurisdictions (including a filing that covers multiple countries) for our embossing technology. We acquired those applications and Speaking Roses’ rights to the technology in the Acquisition. We may pursue additional United States and foreign patent protections for our technology in the future. Two of the United States patent applications are pending and one has been published. One of the foreign patent applications has been published and the other is pending. Once patented, that technology will no longer be available to others to use in floral embossing. We intend to actively pursue a strategy of filing both United States and foreign patents to protect the intellectual property we develop. See "Risk Factors – we may not be able to create, obtain or protect proprietary technology." We also obtained both United States and foreign trademark applications for the embossing business on the Acquisition.

In addition to patents, we rely on trade secrets, know-how, continuing technological inventions and licensing opportunities to develop and maintain our competitive position. Much of the know-how important to our operations and many of our processes are dependent upon the knowledge, experience and skills of our key technical personnel and are not the subject of pending patent applications or issued patents. To protect our rights to that know-how and technology, we require all of our key employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the unauthorized use, and restrict the disclosure, of confidential information, and require disclosure and assignment to us of their ideas, developments, discoveries and inventions. We generally require our other employees, consultants and advisors to execute confidentiality and invention assignment agreements. Our typical licensing agreement contains provisions which require the licensee to maintain the confidentiality of our intellectual property.

Competition

Our embossing business will be subject to intense competition. We compete with a number of privately and publicly-held companies, institutions and other persons and entities.

There are numerous companies that are actively engaged in the sale of floral products, including FTD, Inc., FTD.com, Telefloral, and 1-800-flowers. In addition, we compete to a limited degree with greeting card companies such as Hallmark Cards, Inc. See, "Risk Factors – we will have intense competition."

Employees

We have approximately 15 fulltime employees. We intend to recruit additional qualified employees as the need arises. Our employees are not represented by unions or collective bargaining associations.

Facilities

We occupy approximately 3600 square feet of office space in Bountiful, Utah. The lease for the space expires in June 2004 but we have an option to extend it for subsequent one year terms on conditions similar to the current lease. We believe the facilities are suitable to our current business needs, but that additional space will be required to meet its long term objectives.

Legal Proceedings

We are not subject to any material actual or pending legal proceedings.

Risk Factors

Prospective investors in our common shares should carefully consider the following risks before deciding to buy our securities. Our business, financial condition or operations ultimately may suffer if any of the events described in this section actually occurs. There may be additional risks that we are not currently able to identify. These may also adversely affect our business, financial condition or operating results. If any of the events we have identified, or those that we cannot now identify, occurs, the trading price of our common shares (if a market exists) could decline, and investors in our securities could lose all or part of the money they paid to buy our equity securities.

We have a history of operating losses and may incur future losses. Since our formation in 1991, we have engaged in only limited business activities, primarily with respect to the sale of personal computer systems and semiconductor memory products through our former wholly-owned subsidiary, Millennium Memory, Inc., a California corporation ("MMI"). MMI conducted business operations from 1997 until 1999. In 2001, MMI filed for bankruptcy protection (and liquidation) under Chapter 7 of the United States Bankruptcy Code. Between 1999 and the Acquisition, we engaged in no active business operations. As of September 30, 2003, we had an accumulated deficit of approximately $7,178,419.

We intend to operate the floral embossing business formerly operated by Speaking Roses. See "The Acquisition." Even if we succeed in developing the floral embossing business we acquired from SR, which is by no means assured, those business operations may not generate profits.

Possibility of loss of investment. An investment in our securities is an extremely high risk investment, and should not be made unless an investor has no need for current income from the invested funds and unless the investor can afford a total loss of his or her investment.

There is only a limited public market for our securities. Our common shares are listed on the Over the Counter Bulletin Board but are not actively traded on a regular basis. We can give no assurance that an active market will develop for our common shares, or if developed, that it will be sustained.

The number of shares eligible for future sale could affect our market price. Substantially all of our outstanding common shares other than the shares issued in the Acquisition and the Private Placement (approximately 1,117,207 common shares) are currently sellable under Rule 144 promulgated under the Securities Exchange Act of 1934, as amended. We can make no prediction as to the effect that future sales of our common shares, or the availability of common shares for future sale, will have on the market price of the common shares prevailing from time to time.

We have only one current product and there can be no assurance that we will be successful in commercializing that product. We have only one product or service available for sale -- a process that we license for embossing floral and plant products -- and we do not expect to have any other products or services available for sale or distribution to the public in the immediate future. We have made no decisions as to whether we should pursue other opportunities. We can give no assurances that we will be successful in the floral embossing business.

Our management has limited floral experience and limited sales and marketing experience. We will conduct the business formerly conducted by SR using its former employees. Only a few of those employees have experience in the floral industry. We have no manufacturing, and only limited sales, marketing and distribution capabilities, so we will need either to develop these capabilities internally or establish relationships with third parties to provide those services. We have established arrangements with third parties for the manufacture of the equipment used in the embossing process;
  licenses with third parties for the execution of orders that we receive over our website, and licenses with wholesalers and other parties for the production and sale of embossed floral products to consumers through non-website locations, including retail floral businesses, mass marketer chains, and event planners.

There can be no assurance our relationships with third parties will be successful.

The floral embossing concept may not achieve the broad recognition necessary for us to succeed. We believe that broader recognition and a favorable consumer perception of the concept of embossed floral products are essential to our future success. Our ability to successfully position that concept will depend largely on the success of our advertising, marketing and promotional efforts, as well as our ability to continue to provide high quality products and customer services through our licensees. As a result, we intend to continue to pursue an aggressive concept development strategy, which will include substantially larger advertising, marketing and promotional programs than those SR historically under took. Those initiatives will involve significant expense. If we are not successful in developing the concept of embossed floral products, we may never recover those expenses and may be unable to generate a profit in the future.

We may not be able to comply with the terms of our contractual obligations with mass marketers. In connection with the Acquisition, SR assigned its various contracts to us. Those agreements include licensing agreements which require us to provide third party licensees with embossing equipment and training. In some instances, the licensees are wholesalers who service mass marketers with several hundred locations, and we are obligated to provide the licensee with embossed floral products while it is bringing its production and marketing facilities on-line at the various mass marketer locations. Although we believe we will be able to meet the requirements of those types of contracts, there can be no assurances that we will be able to, particularly since we will be required to rely on third parties (including the performance of our equipment manufacturers and fulfillment producers) in connection with our performance.

We may enter into other or similar contracts with other parties in the future or otherwise enter into agreements that require us to significantly increase our management, licensing, promotional or other operational personnel or expand our operational capabilities. There can be no assurance that we will be able to increase our personnel or expand our operations to meet the requirements of any such contacts and agreements.

We depend on merchant banking relationships that can be terminated under certain circumstances. We depend on merchant baking relationships with third-party banks and financial institutions to process credit card and other banking charges for embossed floral products. Those charges relate to orders for embossed floral products that we receive over our website or orders that we process for third party charges relating to orders that they take under their own processing systems. The merchant banking relationships can be terminated under certain circumstances, including if the total number of "charge-backs", or disputed charges for the credit card or other banking charges that we process, exceeds a certain amount. If one or more of the merchant banks terminates its relationship with us we would have to find replacement merchant bank relationships. That process could be both time consuming and disruptive to our business operations.

If we improperly use logos or trademarks owned by third parties, we could be held liable for that illegal use. The trademarks and logos that we and our licensees may be asked to emboss on floral products may be owned by third parties. To the extent we use those logos or trademarks without the permission of the parties who own them, we could be liable for damages or subject to court orders prohibiting us from using them in the future. We have included provisions in our agreements with our licensees that require them to indemnify us for any damages resulting from the improper use of trademarks or logos of third parties, but there can be no assurance that those provisions will be upheld under all circumstances, or that, if we are entitled to indemnification from one of our licensees, the licensee will have the financial ability to satisfy our indemnification claim.

Market competition from potential competitors may adversely affect our business. There can be no assurance other parties will not develop techniques or devices that allow them to emboss designs and logos on floral products without infringing on our proprietary technology. Competition resulting from the development of those technologies could result in lower revenues caused by price reductions, reduced gross margins and loss of market share. Because a significant number of our license agreements provide that our licensees receive set amounts for the embossed product orders they execute, we will bear a significant portion of any economic risk resulting from price competition. We cannot assure you that we will be able to compete successfully under these circumstances, or that competitive pressure will not adversely affect our business.

We will compete with traditional distribution channels, other web sites, telephone order originators and catalogs. Some of our existing and potential competitors may have significant competitive advantages, including larger customer bases and greater technical expertise, brand recognition, internet commerce or retail experience, and some of those competitors may be able to devote significantly greater resources than we are able to devote to marketing campaigns, attracting traffic to their retail or web sites and to business development. We expect competition to continue to increase because there are few barriers to entry in the floral and specialty gift business industries.

Consumers may reduce discretionary purchases of flowers and specialty gifts. We believe consumer spending on flowers and specialty gifts such as embossed floral products is influenced by general economic conditions and the availability of discretionary income. Accordingly, companies that compete in these businesses, including us, may experience sustained periods of declines in sales during future economic downturns. Any material decline in the amount of discretionary spending could adversely affect our business, the results of our operations and our financial condition.

Consumers may not regularly purchase the products we offer using the channels of distribution that we use. There are many channels through which customers are able to purchase flowers and specialty gifts, including retail floral shops, catalogs, mass marketers, the internet and through wholesalers that have relationships with floral shops or other wholesalers. The success of our business will depend to a large degree on the distribution channels that we employ and the number of consumers that purchase flowers and specialty gifts through those channels. Our business, the results of our operations and our financial condition could be adversely affected if consumers purchase products through distribution channels other than the channels that we use.

Our quarterly operating results may fluctuate. Our revenues and operating results may vary from quarter to quarter due to factors beyond our control. For example, our revenues and operating results may tend to be lower for the quarter that ends on September 30, because none of the most popular floral holidays, which include Valentine’s Day, Easter, Mother’s Day, Thanksgiving and Christmas, falls within that quarter. In addition, the popular floral holiday of Easter sometimes falls within the quarter that ends on March 31 and sometimes falls within the quarter that ends on June 30. As a result, comparisons of our results of operations from one quarter to the immediately proceeding quarter may be of limited relevance in evaluating our historical financial performance and predicting our future financial performance. It is also possible that in some future periods our results of operations may be below the expectations of public market analysts and investors.

We could be subject to "impairment" charges in the future. A significant portion of our assets consists of intangible assets, primarily good will. If we are unable to support the value of those assets in future accounting periods, we may be required to take an "impairment" charge against our assets. Impairment charges are non-recurring reductions in the value of a company’s assets that do not impact cash flow, but which can affect the market’s perception of a company’s operations and the price at which its securities trade. Although we believe we will be able to substantiate the value of our intangible assets in future accounting periods, there can be no assurance that we will be able to do so.

Our relationships with our licensees limit the way we can operate and expand our business. One of the key goals of our business model is to shift the manufacturing, production, and delivery services associated with the embossing of floral products to third parties who have a contractual relationship with us. For example, we typically enter into license arrangements with third parties which require those third parties to use equipment that we lease to them to emboss the floral products that they sell. The equipment we lease to those licensees is manufactured for us by two third party manufacturers and, to the extent we receive orders for embossed products, we have contracted with a third party to act as a fulfillment agent for those orders. In general, under the terms of our license and fulfillment agreements, we pay licensees a fixed amount for each embossed floral product that the third party produces and sells. Accordingly, we bear the economic risk if the prices for which the embossed flowers are sold decrease. In addition, some of our contractual arrangements are exclusive in nature, which may limit our ability to compete with those parties, such as by owning and operating our own fulfillment centers for orders of embossed floral products or licensing third parties to compete with the parties with which we have exclusive relationships.

Our business will depend on the quality of services provided by third parties. Our business model uses third parties to produce and deliver embossed floral products for the purchasers of those products. As a result, our business will depend in substantial part on the quality of the services provided by those third parties. The terms of the license arrangements with those third parties gives us the ability to enforce certain minimum quality and service standards, but the costs of enforcing those rights against individual licensees could be significant. If we terminate our relationship with a licensee based on its failure to adhere to our service standards, we would need to find a replacement for that licensee.

Our dependence on third parties who fulfill orders for embossed products and deliver those products to customers may adversely affect our business operations. Our business will depend, in large part, on the ability of the network of licensees who will produce and deliver embossed floral products to purchasers to fulfill those orders in a manner that meets the customers’ expectations and our quality standards. If those licensees fail to fulfill the orders at an acceptable quality level, and within the required time frame, our business could be adversely affected, as well as the results of our operations and our financial condition.

We will also depend on a number of third parties to deliver goods and services to customers of embossed floral products. For example, we will rely on third party shippers such as United Parcel Service, Federal Express and other overnight carriers, to ship the floral arrangements to our customers. Strikes or other service interruptions affecting our shippers would have an adverse effect on our and on our licensees’ abilities to deliver merchandise on a timely basis.

We may be unable to effectively market our embossed products internationally and our business may be adversely affected if the quality of the orders sent abroad suffers. Although we anticipate that, initially, only a small percentage of our sales will be orders delivered to customers and consumers who live outside of North America, we intend to market our embossing process to potential licensees outside of North America, and to market our products and services to North American consumers who may be interested in sending embossed floral products to relatives, friends and business associates living abroad. This international aspect of our business is subject to the risk of inconsistent quality of merchandise and disruptions or delays in delivery because the third party licensees who produce our embossed products may not necessarily adhere (despite contractual obligations requiring such adherence) to the same quality control standards as the third party licensees who fulfill our orders domestically. Our business could also be adversely affected if North American customers choose not to place subsequent domestic orders for products using our embossing process because they were not satisfied with the results of an order they sent to someone living abroad.

We will depend on qualified personnel to be successful, but our employees and consultants will not, at least initially, be bound by long-term employment agreements. In connection with the Acquisition, we hired SR’s employees. We will also need to attract and retain additional qualified management and technical personnel. There is intense competition for qualified personnel in each of the areas in which we will operate, and we can give no assurance that we will be able to attract or retain qualified personnel necessary for the development of our business. If we fail to attract, or if we subsequently lose, key management personnel, our ability to develop products and services and become profitable could suffer, perhaps materially.

Our arrangements with our employees will, at least initially, provide for employment on an "at will" basis. Even though we have not entered into employment agreements for specified terms with our employees, we have adopted a policy of entering into non-competition, non-disclosure and invention assignment agreements with our key personnel and non-disclosure and invention assignment agreements with our other personnel.

We may require additional capital to execute our business plan, but have no assured sources for it. The amount and timing of our actual future capital needs will depend on many factors, including continued progress in our business development programs,
  the ability to operate in a cost and capital efficient manner, prosecuting patent applications and enforcing issued patents, competing technological and market developments, effective commercialization activities and arrangements; and
  new or complementary products and services.

We may need to raise additional funds and may utilize a variety of sources for that purpose including, but not limited to, additional equity or debt through either or both public or private market issuances, collaborative relationships or otherwise. We may also access the public or private equity markets whenever our management believes conditions are favorable, even if we do not have an immediate need for additional capital at that time.

We do not have committed sources for the funds we may need, and we can give no assurance that any such additional capital will be available to us or, if available, that it will be available on reasonable terms. Any such additional equity funding may result in significant dilution to existing shareholders. If adequate funds are not available, then we may be required to:

  scale down our business development programs,
  curtail capital expenditures, reduce staff, and reduce marketing and other expenses, obtain funds through arrangements with collaborators or others that may require us to relinquish rights to our technologies that we would otherwise seek to develop or commercialize internally, license rights to technologies or products on terms that are less favorable to us than might otherwise be available, or not take advantage of business opportunities or respond to competitive pressures.

We may not be able to create, obtain or protect our proprietary technology. Our success will depend on our ability to create, obtain, and protect intellectual property through patents, both in the United States and in other countries, for our embossing processes and for related technologies, processes, methods and other inventions that we believe are patentable.

The patent position of a company generally is highly uncertain and involves complex legal and factual questions. To date, the United States Patent and Trademark Office, or the PTO, the United States courts, and patent offices or courts in foreign countries, have not consistently interpreted the breadth of claims allowed in patents similar to the patents for which Speaking Roses has applied. Our patent applications may never be issued as patents, and the claims of any issued patents may not afford meaningful protection for our technology or products. In addition, any patents issued in connection with our technology may be challenged, and subsequently narrowed, invalidated, or circumvented.

Our products or services may also conflict with patents that have been or may be granted to others. As the market demand for embossed floral products expands and more patent applications are filed and patents issued in the area, the risk increases that our products may give rise to a declaration of interference by the PTO, or to claims of patent infringement by other companies, institutions or individuals. These entities or persons could bring legal proceedings against us seeking damages or seeking to enjoin us from testing, manufacturing, or marketing products or licensing our technologies. Patent litigation is costly, and even if we prevail, the cost of such litigation could have a material adverse effect on us and our operations. If the other parties in any such actions are successful in their suits against us, in addition to being held liable for damages, we could be required to cease the infringing activity or obtain a license. Any license required under those circumstances may not be available to us on acceptable terms, or at all. Our failure to obtain a license to any technology that we may require to commercialize our products or to enter into licensing arrangements with third parties for the commercialization of products, could have a material adverse effect on our business and operations.

If a third party files a patent application with claims to our embossing processes and technologies, the PTO may declare an interference between competing patent applications. If the PTO declares an interference action, we may not prevail in that action and we may be precluded from commercializing products or services, or may be required to seek a license, which may not be available to us on commercially acceptable terms, or at all.

We will also rely on unpatented, proprietary technologies. We may not be able to adequately protect our rights in those unpatented, proprietary technologies, which could have a material adverse effect on our business. For example, others may independently develop substantially equivalent proprietary information or techniques or otherwise gain access to our proprietary technologies or disclose its technologies to our competitors.

There are only two suppliers for our key equipment. We rely on two different parties to manufacture the embossing equipment that we lease to third parties. If either manufacturer is unable or refuses to perform those manufacturing obligations, that non-performance would materially and adversely impact our ability to develop licensing arrangements on a timely basis or otherwise. We believe that, while we could develop other supply relationships for our equipment, developing those relationships would require significant time and could result in higher costs. If we are unable to obtain additional embossing equipment at commercially reasonable rates, then our ability to continue our business activities would be adversely affected.

We are parties to a number of arrangements that potentially involve conflicts of interest. Various relationships with the founders of SR, SR and our management could subject us and those parties to potential conflicts of interest. The conflicts of interest could involve not only conflicts arising from our contractual relationships with those parties (such as with respect to the Contribution Agreement and the payment of certain debt owed to the principals of SR) but potential conflicts of interest arising from competitive activities, potential conflicts arising from the manner in which SR transferred its assets to us in the Acquisition, and potential conflicts arising from the fact that certain of SR’s principals sit on our board of directors. We can give no assurances that those conflicts will be resolved in a manner that is advantageous to us, or at all. Although persons acting as members of our board of directors have a fiduciary duty to act in our best interests, there can be no assurances that those parties will do so.

Our common share price may be volatile. We are traded over the OTCBB, but our market is not active and is typically characterized by low trading volumes. The market prices for securities of floral industry companies, both publicly traded and privately held, have been and will likely continue to be highly volatile, and it is likely that, if a market for our common shares develops, the market price will be volatile. The price of our common shares in any such market would be affected by, among other things:

  other developments, announcements by us, our shareholders, or our present or potential competitors of advancements, competitive products and processes, floral industry innovations or new commercial products or services, developments or disputes concerning patent or proprietary rights or adverse litigation, regulatory decisions,
  economic and other external factors, and
  period-to-period fluctuations in the Company’s operating results.

Penny stock rules applicable to the common shares creates risks to investors. Our common shares may be deemed to be "penny stock" as that term is defined in Reg. Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks with a price of less than five dollars per share;
  that are not traded on a "recognized" national exchange;
  whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stocks must still meet requirement (i) above); or
  in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act, and Reg. Section 240.15 g-2 of the Exchange Act require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for an investor’s account. Potential investors in our common shares are urged to obtain and read those disclosures carefully before purchasing any shares that are deemed to be "penny stocks."

Moreover, Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;
  reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience to be reasonably capable of evaluating the risks of penny stock transactions;
  provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and
  receive a signed and dated copy of such statement from such investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objects.

Compliance with these requirements may make it more difficult for investors in our common stock to resell the shares to third parties or to otherwise dispose of them.

If any of our issuances of securities in connection with the transactions described in this report is not exempt from registration under the various federal and state securities laws, that non-exemption could adversely affect our ability to claim an exemption for the other issuances of securities. We issued securities to certain of our current shareholders (in connection with the preliminary transactions), to the investors in our common shares in the Private Placement and to SR in connection with the Acquisition. We relied on exemptions from the registration requirements of the 1933 Act and the various state securities laws in making those issuances, and we have taken steps (such as requiring prospective investors in the shares to complete investor qualification questionnaires) to insure our compliance with the requirements for those exemptions. The securities laws allow securities regulators to combine closely related securities offerings under certain circumstances to determine if the overall issuance of securities under the combined transactions meets the requirements for exemption from registration. If a court were to apply that integration concept to the various issuances described in this report, and if we were unable to substantiate an exemption from registration for one or more of those issuances, our the claimed exemptions for the other issuances could be materially and adversely affected.

Special Note Regarding Forward-Looking Statements

This report includes forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although we believe our expectations regarding future events are based on reasonable assumptions within the bounds of our knowledge, these forward looking statements are subject to risks and uncertainties that could prevent their goals from being achieved, or the future expansion and growth of their combined businesses from being realized. Important factors that could cause actual results to differ materially from those in the forward looking statements include the effects of competition, legislative and regulatory developments, the occurrence of any of the events described in the risk factors section of this report, conditions of the capital markets and equity markets and, in general, our ability to achieve the goals described in this report as well as other factors contained in other cautionary statements included in this report.

Certain statements contained in this report, including without limitation, statements containing the words "will," "anticipate," "believe," "intend," "estimate," "expect," "project" and words of similar import, constitute forward looking statements, although not all forward looking statements contain such identifying words. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. Those risks, uncertainties and other factors include, among others, the following:

  Our ability to develop a presence in the market and commence profitable operations;
  The acceptance by the public of our product concept;
  The availability and terms of the additional capital required to fund our operations as needed;
  Performance by third parties of their contractual obligations to us;
  Our ability to manage growth;
  Technological change;
  Performance by third parties, including licensees, of their contractual obligations to us; and
  Competitive factors.

All forward looking statements speak only as of the date of this report. We do not undertake any obligation to update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward looking statements made in this report are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward looking statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements and Pro forma Information.

We will file, as an amendment to this report and within the time period set forth in Item 7, the financial statements and/or pro forma financial information specified in Regulation S-X, as promulgated under the Securities and Exchange Act of 1934, as amended, together (as appropriate) with the signed accountants reports as provided in Regulation S-X.

(b) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2004

Speaking Roses International, Inc.
By: /s/ Blaine Harris, Chief Executive Officer